EXHIBIT 16.1

HEIN & ASSOCIATES, LLP
1999 Broadway, Suite 4000
Denver, CO 80202

November 21, 2017

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Ascent Solar's Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K filed November 21, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates, LLP

Hein & Associates, LLP